Exhibit 10.7

DOLLAR GENERAL CORPORATION

STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of the date indicated on Schedule A hereto (the “Grant Date”), is made by and between Dollar General Corporation, a Tennessee corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary or Affiliate of the Company (hereinafter referred to as the “Optionee”).  Any capitalized terms herein not otherwise defined in this Agreement shall have the meaning set forth in the Dollar General Corporation Amended and Restated 2007 Stock Incentive Plan, as such Plan may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Compensation Committee (or a duly authorized subcommittee thereof) of the Board of the Company appointed to administer the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee, and has advised the Company thereof and instructed the undersigned officer to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.  Cause

“Cause” shall mean (A) “Cause” as such term may be defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries or Affiliates that is in effect at the time of termination of employment; or (B) if there is no such employment agreement in effect, “Cause” as such term may be defined in any change-in-control agreement between the Optionee and the Company or any of its Subsidiaries or Affiliates that is in effect at the time of termination of employment; or (C) if there is no such employment or change-in-control agreement, with respect to an Optionee: (i) any act of the Optionee involving fraud or dishonesty, or any willful failure to perform reasonable duties assigned to the Optionee which failure is not cured within 10 business days after receipt from the Company of written notice of such failure; (ii) any material breach by the Optionee of any securities or other law or regulation or any Company policy governing trading or dealing with stock, securities, investments or the like, or any inappropriate disclosure or “tipping” relating to any stock, securities, investments or the like; (iii) other than as required by law, the carrying out by the Optionee of any activity, or the Optionee making any public statement, which prejudices or ridicules the good name and standing of the Company or its Affiliates or would bring such persons into public contempt or ridicule; (iv) attendance by the Optionee at work in a state of intoxication or the Optionee otherwise being found in possession at the Optionee’s place of work of any prohibited drug or substance, possession of which would amount to a criminal offense; (v) any assault or other act of violence by the Optionee; or (vi) the Optionee being indicted for any crime constituting (x) any felony whatsoever or (y) any misdemeanor that would preclude employment under the Company’s hiring policy.

Section 1.2.  Disability

“Disability” shall mean (A) “Disability” as such term may be defined in any employment agreement between the Optionee and the Company or any of its Subsidiaries or Affiliates that is in effect at the time of termination of employment; or (B) if there is no such employment agreement in effect, “Disability” as such term may be defined in any change-in-control agreement between the Optionee and the Company or any of its Subsidiaries or Affiliates that is in effect at the time of termination of employment; or (C) if there is no such employment or change-in-control agreement, “Disability” as defined in the Company’s long-term disability plan.

Section 1.3.  Good Reason

“Good Reason” shall mean (A) a material diminution in the Optionee’s base salary unless such action is in connection with across-the-board base salary reductions affecting 100 percent of employees at the same grade level; or (B) a material diminution in the Optionee’s authority, duties or responsibilities.  To qualify as a termination due to Good Reason under this Agreement, the Optionee must have provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and must have given the Company at least thirty (30) days from receipt of such notice to cure the condition constituting Good Reason.   Such termination of employment must have become effective no later than one year after the initial existence of the condition constituting Good Reason.

Section 1.4.  Option

“Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares of Common Stock set forth on Schedule A hereto.

Section 1.5.  Qualifying Termination

“Qualifying Termination” shall mean the Optionee’s employment with the Company and all Service Recipients is involuntarily terminated by the Company other than with Cause or terminated by the Optionee for Good Reason other than when Cause to terminate exists, in each case within two years following a Change in Control. In no event shall a Qualifying Termination include the Retirement, death, Disability or any other termination of the Optionee not specifically covered by the preceding sentence.

Section 1.6.  Retirement

“Retirement” shall mean the voluntary termination of the Optionee’s employment with the Company or any of its Subsidiaries or Affiliates on or after (A) reaching the minimum age of sixty-two (62) and (B) achieving five (5) consecutive years of service; provided, however, that the sum of the Optionee’s age plus years of service (counting whole years only) must equal at least seventy (70) and provided further that there is no basis for the Company to terminate the Optionee with Cause at the time of Optionee’s voluntary termination.

Section 1.7.  Secretary

“Secretary” shall mean the Secretary of the Company.

ARTICLE II

 GRANT OF OPTION

Section 2.1.  Grant of Option

For good and valuable consideration, on and as of the Grant Date the Company irrevocably grants to the Optionee the Option on the terms and conditions set forth in this Agreement.

Section 2.2.  Exercise Price

Subject to Section 2.4, the exercise price of the Shares of Common Stock covered by the Option (the “Exercise Price”) shall be as set forth on Schedule A hereto, which shall be the Fair Market Value on the Grant Date.

Section 2.3.  No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company or offer letter provided by the Company to the Optionee.

Section 2.4.  Adjustments to Option

The Option shall be subject to the adjustment provisions of Sections 8 and 9 of the Plan, provided,  however, that in the event of the payment of an extraordinary dividend by the Company to its shareholders: the Exercise Price of the Option shall be reduced by the amount of the dividend paid, but only to the extent the Committee determines it to be permitted under applicable tax laws and to not have adverse tax consequences to the Optionee under Section 409A of the Code; and, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Optionee, then the Company shall pay to the Optionee a cash payment, on a per Share basis, equal to the balance of the amount of the dividend not permitted to be applied to reduce the Exercise Price of the applicable Option as follows: (a) for each Share subject to a vested Option, immediately upon the date of such dividend payment; and (b) for each Share subject to an unvested Option, on the date on which such Option becomes vested and exercisable with respect to such Share.

ARTICLE III

 PERIOD OF EXERCISABILITY

Section 3.1.   Commencement of Exercisability

(a)   Except as otherwise provided in Section 3.1(b), (c) or (d) below, so long as the Optionee continues to be employed by the Company or any other Service Recipient, the Option shall become vested and exercisable with respect to 25% of the Shares subject to such Option on each April 1 of the four (4) fiscal years following the fiscal year in which the Grant Date occurs, as set forth on Schedule A hereto (each such date, a “Vesting Date”).  To the extent this vesting schedule results in the vesting of fractional shares, the fractional shares shall be combined and be exercisable on the earliest Vesting Date.

(b)   Notwithstanding Section 3.1(a) above, upon the earliest occurrence of (i) the Optionee’s death, or (ii) a termination of the Optionee’s employment by reason of the Optionee’s Disability, the Option shall become immediately vested and exercisable with respect to 100% of the Shares subject to such unvested Option immediately prior to such event (but only to the extent such Option has not otherwise terminated, been forfeited or become exercisable).

(c)   Notwithstanding Section 3.1(a) above, in the event the Optionee experiences a Qualifying Termination, the Option shall become immediately vested and exercisable on the date of such Qualifying Termination with respect to 100% of the Shares subject to such unvested Option (but only to the extent such Option has not otherwise terminated, been forfeited or become exercisable).

(d)   Notwithstanding Section 3.1(a) above, in the event of the Optionee’s Retirement, that portion of the Option that would have become vested and exercisable within the one (1) year period following the Optionee’s Retirement date if the Optionee had remained employed with the Company or the applicable Service Recipient shall remain outstanding for a period of one (1) year following the Optionee’s Retirement date and shall become vested and exercisable on the anniversary of the Grant Date that falls within the one (1) year period following the Optionee’s Retirement date (but only to the extent such portion of the Option has not otherwise terminated, been forfeited or become exercisable); provided, however, that if during such one (1) year period the Optionee dies or incurs a Disability, such portion of the Option shall instead become immediately vested and exercisable (but only to the extent such portion of the Option has not otherwise terminated or been forfeited) upon such death or Disability.

(e)   No Option shall become vested or exercisable as to any additional Shares following the Optionee’s termination of employment for any reason, and any Option which is unexercisable as of the Optionee’s termination of employment shall immediately terminate and be forfeited without payment therefor, in each case except as otherwise provided in Section 3.1(b), (c) or (d) above.

Section 3.2.  Expiration of Option

The Optionee may not exercise the Option to any extent after the first to occur of the following events:

(a)   The tenth anniversary of the Grant Date;

(b)   The fifth anniversary of the date of the Optionee’s termination of employment with the Company and all Service Recipients by reason of Retirement;

(c)   The first anniversary of the date of the Optionee’s termination of employment with the Company and all Service Recipients by reason of death or Disability;

(d)   The third anniversary of the date of the Optionee’s Qualifying Termination;

(e)   Ninety (90) days after the date of the Optionee’s involuntary termination of employment by the Company and all Service Recipients without Cause that is not a Qualifying Termination;

(f)   Ninety (90) days after the date of the Optionee’s voluntary termination of employment with the Company and all Service Recipients by the Optionee that is not a Qualifying Termination or Disability or Retirement;

(g)   Immediately upon the date of the Optionee’s termination of employment by the Company and all Service Recipients with Cause;

(h)   At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan.

ARTICLE IV

 EXERCISE OF OPTION

Section 4.1.  Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.  Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided,  however, that any partial exercise shall be for whole Shares of Common Stock only.

Section 4.3.  Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his or her designee all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)   Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)   (i) Full payment (in cash or by check or by a combination thereof) for the Shares with respect to which such Option or portion thereof is exercised (provided, however, that full payment is deemed made if the Company receives cash in respect of the exercise price no later than the date on which the Company or its agent delivers or releases Shares to the Optionee or his or her agent, which date shall not be later than two (2) business days following the date on which the Option is exercised, in the event of a cashless exercise via a third party in a manner that is compliant with applicable law) or (ii) notice in writing that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by the Optionee to the Company pursuant to clause (i) of this subsection (b);

(c)   (i) Full payment (in cash or by check or by a combination thereof) to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised (provided, however, that full payment is deemed made if the Company receives such payment no later than the date on which the Company must remit such withholding to the Internal Revenue Service in the event of a cashless exercise via a third party in a manner that is compliant with applicable law); (ii) notice in writing that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by the Optionee to the Company pursuant to clause (i) of this subsection (c); or (iii) notice in writing to the Company at least 10 days prior to date of exercise that the Optionee elects to pay the withholding tax obligation with previously owned Shares and, subject to all applicable rules established by the Committee, the delivery (or deemed delivery, as allowed by the Committee) on or prior to the date of exercise of such Shares having a Fair Market Value equal to the withholding amount;

(d)   A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the Shares of Common Stock are being acquired for his or her own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above; provided,  however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

(e)   In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Act, and may issue stop-transfer orders covering such Shares.  Share certificates evidencing stock issued on exercise of the Option may bear an appropriate legend referring to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such Shares.

Section 4.4.   Conditions to Issuance of Stock Certificates

The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares, which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased (if certificated, or if not certificated, register the issuance of such Shares on its books and records) upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)   The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)   The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5.   Rights as Shareholder

Except as otherwise provided in Section 2.4 of this Agreement, the holder of an Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to such holder or the Shares have otherwise been recorded in the records of the Company as owned by such holder.

ARTICLE V

 MISCELLANEOUS

Section 5.1.   Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.   Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or other transfers authorized in limited circumstances by the Committee (or its designee).

Section 5.3.   Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or his or her designee, and any notice to be given to the Optionee shall be addressed to him or her at the last address of the Optionee known to the Company unless otherwise directed by the Optionee.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him or her.  Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when (i) delivered in person; or, except for notice under Section 4.3 which must be received to be duly given, (ii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

Section 5.4.   Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.   Applicability of Plan [and Management Stockholder’s Agreement]

The Option and the Shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan to the extent applicable to an Option and Shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  [The Option and the Shares of Common Stock issued to the Optionee upon exercise of the Option shall not be subject to, and hereby are expressly exempted from, all of the terms and provisions of any Management Stockholder’s Agreement between the Optionee and the Company in existence on the Grant Date.]

Section 5.6.   Amendment

This Agreement may only be amended pursuant to Section 10 of the Plan.

Section 5.7.   Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.8.   Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  Such arbitration process shall take place within the Nashville, Tennessee metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.

Section 5.9.  Clawback

As a condition of receiving the Option, the Optionee acknowledges and agrees that the Optionee’s rights, payments, and benefits with respect to the Option shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by any rule or regulation of the Securities and Exchange Commission or by any applicable national exchange, or by any other applicable law, rule or regulation or as set forth in a separate “clawback” or recoupment policy as may be adopted from time to time by the Board or the Committee.

Section 5.10  Signature in Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next pages]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DOLLAR GENERAL CORPORATION

By:
Name:
Title:

ADDRESS:

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072

[Signature Page of Stock Option Award Agreement]

OPTIONEE:

Signature:
Print Name:

[Signature Page of Stock Option Award Agreement]

 Schedule A to Stock Option Award Agreement

Grant Date:	[ ]

Exercise Price (per Share):	$[ ]

Option Grant:
Aggregate number of Shares of Common Stock for which the Option granted hereunder is exercisable:	[ ]

Vesting Dates:	Percentage	Date
	25%	April 1, [year]
	25%	April 1, [year]
	25%	April 1, [year]
	25%	April 1, [year]